UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          Amendment #3

                          DP & D, Inc.
                   --------------------------
         (Name of small business issuer in its charter)

       Nevada                  7299               47-0926492
     ------------         -------------         --------------
      (State or         (Primary Standard      (I.R.S. Employer
   jurisdiction of          Industrial       Identification No.)
  incorporation or     Classification Code
    organization)            Number)

                     4251 East Melody Drive
                         Higley, AZ 85236
                          (480) 396-6275
                   ----------------------------
             (Address and telephone number of principal
                        executive offices)

                     4251 East Melody Drive
                        Higley, AZ 85236
                          (480) 396-6275
                   ----------------------------
           (Address of principal place of business or
              intended principal place of business)

                    Savoy Financial Group, Inc.
                 6767 W Tropicana Ave, Suite 207
                       Las Vegas NV 89103
                          (702)248-1027
                   --------------------------
          (Name, address and telephone number of agent
                            for service)

                            Copies to:
                     Harold P. Gewerter, Esq.
                      5440 West Sahara Avenue
                             Suite 202
                        Las Vegas, NV 89146

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.[ ] _______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
_________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
_________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                 CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
 Tile of each     Dollar       Proposed       Proposed        Amount of
   class of     amount to      maximum         maximum       registration
securities to       be         offering       aggregate          fee
be registered   registered     price per    offering price
                               share
------------------------------------------------------------------------------
 Common Stock  $100,000.00      $0.05        $100,000.00        $9.20
------------------------------------------------------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.





                                -cover-





                                                       Prospectus
                          DP & D, Inc.
                2,000,000 Shares of Common Stock
                         $0.05 per Share


DP & D, Inc. is offering on a self-underwritten basis a minimum of 400,000 and a maximum of 2,000,000 shares of its common stock at a price of $0.05 cents per share. The proceeds from the sale of the Shares in this Offering will be payable to Harold P. Gewerter, Esq. Ltd. Trust Account fbo DP & D. All subscription funds will be held in the Escrow Account pending the achievement of the Minimum Offering and no funds shall be released to DP & D, Inc. until such a time as the minimum proceeds are raised. If the minimum offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. See "Plan of Distribution."



The Offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) ninety days from the date of this prospectus. DP & D, Inc. in its sole discretion may terminate the Offering prior to ninety days from the date of this prospectus.

Prior to this offering, there has been no public market for DP  &
D, Inc.'s Common Stock. Neither the Nasdaq National Market nor any national securities exchange lists DP & D, Inc.'s Common
Stock.


INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.
SEE "RISK FACTORS" STARTING ON PAGE 4.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

-----------------------------------------------------------------------------
                   Number      Offering      Underwriting     Proceeds to
                     of         Price        Discounts &      the Company
                   Shares                   Commissions
                                            (See "Plan of
                                            Distribution"
                                            beginning on
                                               page 9)
-----------------------------------------------------------------------------
  Per Share           1         $0.05          $0.00            $0.05
Total Minimum      400,000    $20,000.00       $0.00          $20,000.00
Total Maximum    2,000,000   $100,000.00       $0.00         $100,000.00


This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DP & D, Inc. does not plan to use this offering prospectus before the effective date.

         The date of this Prospectus is May 4, 2004






                                -1-







                        TABLE OF CONTENTS

                                                                    PAGE
 Summary Information and Risk Factors.                                3

 Use of Proceeds.                                                     8

 Determination of Offering Price.                                     8

 Dilution.                                                            9

 Plan of Distribution.                                                9

 Legal Proceedings.                                                  10

 Directors, Executive Officers, Promoters and Control Persons.       11

 Security Ownership of Certain Beneficial Owners and Management.     11

 Description of Securities.                                          12

 Interest of Named Experts and Counsel.                              12

 Disclosure of Commission Position of Indemnification for
 Securities Act Liabilities.                                         12

 Organization Within Last Five Years.                                13

 Description of Business.                                            13

 Management's Discussion and Plan of Operation.                      16

 Description of Property.                                            17

 Certain Relationships and Related Transactions.                     18

 Market for Common Equity and Related Stockholder Matters.           18

 Executive Compensation.                                             19

 Financial Statements.                                               20

 Changes In and Disagreements With Accountants on Accounting and
 Financial Disclosure.                                               32


















                                -2-





           PART I: INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors.

The Company

DP & D, Inc. ("DP & D" or the "Company") was incorporated in the State of Nevada on March 1, 2001. DP & D, a development stage company, plans to become a full-service provider of consulting services for weddings, holy unions and anniversaries. DP & D has yet to commence planned operations. As of the date of this Prospectus, DP & D has had only limited start-up operations and generated no revenues. Taking these facts into account, the independent auditors of DP & D have expressed substantial doubt about DP & D's ability to continue as a going concern. No alternative sources of funds are available to the company in the event it does not have adequate proceeds from this offering.



As of the date of this Prospectus, DP & D has 5,250,000 shares of $0.001 par value common stock issued and outstanding.

DP  &  D's  administrative office is located at 4251 East  Melody
Drive, Higley, Arizona 85236, telephone (480) 396-6275.

DP & D's fiscal year end is December 31.

The Offering

DP & D is offering on a self-underwritten basis a minimum of 400,000 and a maximum of 2,000,000 shares of the Common Stock at a price of $0.05 cents per share. The proceeds from the sale of the Shares in this Offering will be payable to "Harold P. Gewerter, Esq. Ltd. Trust Account fbo DP & D." All subscription agreements and checks should be delivered to Harold P. Gewerter, Esq. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in escrow pending the achievement of the Minimum
Offering and no funds shall be released to DP & D until such a time as the minimum proceeds are raised (see "Plan of Distribution"). If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. DP & D will deliver stock certificates attributable to shares of Common Stock purchased directly to the purchasers within thirty (30) days of the close of the Offering.

The Offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) ninety (90) days from the date of this prospectus. Notwithstanding the conditions (i) and (ii) above, DP & D in its sole discretion may terminate the Offering prior to ninety (90) days from the date of this prospectus by a unanimous vote of DP & D's Board of Directors.

DP & D will apply the proceeds from the Offering to pay for computer hardware & software, website development & maintenance, marketing, office furniture, salaries (if any), office supplies, and general working capital.

DP & D's Transfer Agent is Madison Stock Transfer, Inc., P.O. Box
145, Brooklyn, NY 11229, phone (718) 627-4453.

The purchase of the Common Stock of this Offering hereby involves a high degree of risk. There is currently no market for the common Stock exists. See "Risk Factors" and "Dilution."






                               -4-






Summary Financial Information

The summary financial data are derived from the historical financial statements of DP&D. This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.


Balance Sheet Data

                                           December 31,
                                          2003       2002
                                       ----------  ---------
Assets
Cash                                   $   1,742   $      -
                                       ----------  ---------
Total current assets                   $   1,742   $      -
                                       ==========  =========
Liabilities and Stockholders' Equity
Current liabilities:                   $     499   $      -
                                       ----------  ---------
Stockholders' equity:
 Common stock                              5,250      5,000
 Additional paid-in capital                9,750          -
 (Deficit) accumulated during
 development stage                       (13,757)    (5,000)
                                       ----------  ---------
                                           1,243          -
                                       ----------  ---------
                                       $   1,742   $      -
                                       ==========  =========



Statement of Operations Data

                                                                  March 1, 2001
                                               For the years       (Inception)
                                                    ended              to
                                                 December 31,      December 31,
                                              2003         2002         2003
                                          ----------   ----------   ----------

Revenue                                     $     -    $       -    $       -
Expenses:                                 ----------   ----------   ----------
  General and administrative expenses         8,757            -        8,757
  Executive compensation - related party          -        5,000        5,000
                                          ----------   ----------   ----------
    Total expenses                            8,757        5,000       13,757
                                          ----------   ----------   ----------
Net (loss)                                 $ (8,757)   $  (5,000)   $ (13,757)
Weighted average number of
  common shares outstanding               5,088,356    5,000,000
Net loss per share                          $ (0.00)    $  (0.00)
                                          ==========   ==========


Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the Common Stock.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF DP & D FAILS TO
COMMENCE ITS PLANNED OPERATIONS

DP & D was formed in March 2001. DP & D has no demonstrable operations record, on which you can evaluate the business and its prospects. DP & D's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.
DP & D cannot guarantee that it will be successful in accomplishing its objectives. To date, DP & D has not generated any revenues and may incur losses in the foreseeable future. If DP & D fails to commence its planned operations, investors in this offering may lose their entire investment.


DP & D MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL
FUNDING, WHICH MAY BE UNAVAILABLE

DP & D has limited capital resources. Unless DP & D begins to generate sufficient revenues to finance operations as a going concern, DP & D may experience liquidity and solvency problems. Such liquidity and solvency problems may force DP & D to go out of business if additional financing is not available. No alternative sources of funds are available to the company in the event it does not have adequate proceeds from this offering. However, DP & D believes that the net proceeds of the Minimum Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.


DP&D'S INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN


DP & D has yet to commence planned operations. As of the date of this Prospectus, DP & D has had only limited start-up operations and generated no revenues. Taking these facts into account, the independent auditors of DP & D have expressed substantial doubt about DP & D's ability to continue as a going concern. If DP & D's business fails, the investors in this offering may face a complete loss of their investment.

BECAUSE DP&D'S OPERATING RESULTS MAY  FLUCTUATE  DUE TO  SEASONAL
FACTORS, THE FINANCIAL POSITION OF DP & D MAY SUFFER ACCORDINGLY

Seasonal and cyclical patterns may affect DP&D's revenues. DP&D believes that a larger number of weddings takes place in the second and third calendar quarters of the year (compared to the first and
fourth quarters).   Because of this, DP&D may experience financial
difficulties in the first and fourth quarters of the year. However, DP&D has yet been unable to determine whether its revenues will be affected by seasonal fluctuations in the number of weddings.

DP&D'S BUSINESS MAY SUFFER IF THIRD PARTIES FAIL TO PROVIDE PRODUCTS AND SERVICES MEETING DP&D'S CUSTOMERS' EXPECTATIONS

DP&D's business model will rely in part on referrals to various third parties, such as florists, hair stylists, entertainers, musicians, etc. If such - at present time unidentified - third parties fail to meet expectations of DP&D's clients, that may negatively affect the reputation and the results of operation of DP&D.


BECAUSE OF COMPETITIVE PRESSURES FROM COMPETITORS WITH MORE
RESOURCES DP & D MAY FAIL TO IMPLEMENT ITS BUSINESS MODEL PROFITABLY

DP & D is entering a highly competitive market segment with low barriers to entry. DP & D's competitors include several larger and more established companies.

Generally, many of DP&D's actual and potential competitors have longer operating histories, significantly greater financial, technical and marketing resources, and greater name recognition. Therefore, these competitors have a significantly greater ability to attract clients.
In addition, many of these competitors may be able to devote greater resources than DP&D to the development, promotion and sale of services. There can be no assurance that DP&D's current or potential competitors will not develop products and services comparable or superior to those to be offered by us. Increased competition could result in price reductions, reduced margins or loss of market share, any of which would materially and adversely affect DP&D's business, results of operation and financial condition.


PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION-MAKING BECAUSE PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS OF DP & D CONTROL THE MAJORITY OF OUTSTANDING STOCK IN DP & D

The directors and executive officers and their affiliates beneficially own approximately 100% of the outstanding common stock. As a result, these stockholders could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership limits the power to exercise control by the minority shareholders that will have purchased their stock in this Offering.

CONFLICTS OF INTEREST FACED BY THE TOP MANAGEMENT OF DP & D MAY
JEOPARDIZE THE BUSINESS CONTINUITY OF DP & D

The operations of DP & D depend substantially on the skills and experience of Dina L. Staheli. Without an employment contract, DP & D may lose Ms. Staheli to other pursuits without a sufficient warning and, consequently, go out of business.

Ms. Staheli may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, Ms. Staheli may face a conflict in selecting between DP & D and her other business interests. DP & D has not formulated a policy for the resolution of such conflicts.

BECAUSE MS. STAHELI HAS NO SPECIFIC EXPERIENCE IN THE WEDDING
CONSULTING BUSINESS, DP & D MAY FACE ADDITIONAL UNEXPECTED RISKS AND
CHALLENGES

Ms. Staheli has no specific experience in the wedding consulting business. Because of that, DP & D may face additional unexpected risks and challenges. However, DP & D feels that Ms. Staheli does have extensive experience in planning meetings and corporate outings, which should mitigate the lack of specific wedding planning experience.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The present owners of DP & D's issued and outstanding Common Stock acquired such Common Stock at a cost substantially less than what the investors in this Offering will pay. Upon the sale of the Common Stock offered hereby, the investors in this Offering will experience an immediate and substantial "dilution." Therefore, the investors in this Offering will bear a substantial portion of the risk of loss. Additionally, sales of Common Stock of the Company in the future could result in further "dilution."


"Dilution" represents the difference between the offering price and the net book value per share of Common Stock immediately after completion of the Offering. "Net Book Value" is the amount that results from subtracting total liabilities of the DP & D from total assets. In this Offering, the level of dilution is substantial as a result of the low book value of the DP & D's issued and outstanding stock. The net book value of DP & D on December 31, 2003 was $0.0002 per share. Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this Offering from shareholders net of the offering expenses, the net book value of DP & D will be $101,243 or $0.0140 per share. Therefore, the purchasers of the Common Stock in this Offering will suffer an immediate and substantial dilution of approximately $0.0360 per share while the present stockholders of DP & D will receive an immediate and substantial increase of $0.0137 per share in the net tangible book value of the shares they hold. This will result in a 72.07% dilution for purchasers of stock in this Offering.

THE STOCK OF DP & D IS A SPECULATIVE INVESTMENT THAT MAY RESULT IN LOSSES TO INVESTORS

As of the date of this Prospectus, there is no public market for DP & D's Common Stock. This Prospectus is a step toward creating a public market for DP & D's stock, which may enhance the liquidity of DP & D's shares. However, there can be no assurance that a meaningful trading market will develop. DP & D makes no representation about the value of its Common Stock.

If the stock ever becomes tradable, the trading price of DP & D's common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond DP & D's control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of DP & D's stock.


INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE DP & D STOCK IS SUBJECT TO PENNY STOCK REGULATION


The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

Special Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements, including statements concerning possible or assumed future results of operations of DP & D and those preceded by, followed by or that include the words "may," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described below, in addition to those discussed elsewhere in this document, could affect DP & D's future results and could cause those results to differ materially from those expressed in such forward-looking statements.

                        Use of Proceeds.


Without realizing the Minimum Offering proceeds, DP & D will not be able to commence planned operations and implement its business plan. The table below lists intended uses of proceeds indicating the amount to be used for each purpose and the priority of each purpose, if all of the securities are not sold. The timing of the use of proceeds will be in DP & D's sole discretion.


DP & D plans to use the proceeds as follows:

                                         Minimum        50% of Maximum     75% of Maximum         Maximum
                                    ----------------------------------------------------------------------------
                                       $        %        $         %        $         %         $         %
                                    ----------------------------------------------------------------------------
Offering Proceeds                    20,000  100.00%   50,000   100.00%   75,000   100.00%   100,000   100.00%
Offering Expenses(1)                  8,210   41.05%    8,210    16.42%    8,210    10.95%     8,210     8.21%
                                    ----------------------------------------------------------------------------
Net Proceeds from Offering           11,790   58.95%   41,790    83.58%   66,790    89.05%    91,790    91.79%

Use of Net Proceeds
  Computer Hardware & Software        3,000   15.00%    9,000    18.00%    9,000    12.00%     9,000     9.00%
  Website Development & Maintenance   2,000   10.00%   10,000    20.00%   10,000    13.33%    10,000    10.00%
  Marketing                           1,000    5.00%    5,000    10.00%    7,500    10.00%    10,000    10.00%
  General Working Capital(2)          3,790   18.95%   13,790    27.58%   19,290    25.72%    29,790    29.79%
  Office Supplies                      1000    5.00%    1,000     2.00%    3,000     4.00%     5,000     5.00%
  Salaries                                0    0.00%        0     0.00%   15,000    20.00%    25,000    25.00%
  Office Furniture                    1,000    5.00%    3,000     6.00%    3,000     4.00%     3,000     3.00%

                                    ----------------------------------------------------------------------------

Total Use of Net Proceeds            11,790   58.95%   41,790    83.58%   66,790    89.05%    91,790    91.79%

                                    ----------------------------------------------------------------------------
Total Use of Proceeds                20,000  100.00%   50,000   100.00%   75,000   100.00%   100,000   100.00%
                                    ============================================================================

(1) The offering expenses are fixed and will not vary depending on the proceeds raised in the Offering.
(2) The category of General Working Capital may include printing costs, postage, telephone services, overnight services, and other operating expenses.


Determination of Offering Price.


The offering price of the Common Stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to DP & D's assets, book value, historical earnings or net worth. In determining the offering price, DP & D considered such factors as the prospects, if any, for similar companies, DP & D's anticipated results of operations, the present financial resources of DP & D's and the likelihood of acceptance of this Offering.

Dilution.


"Dilution" represents the difference between the offering price and the net book value per share of Common Stock immediately after completion of the Offering. "Net Book Value" is the amount that results from subtracting total liabilities of the DP & D from total assets. In this Offering, the level of dilution is substantial as a result of the low book value of the DP & D's issued and outstanding stock. The net book value of DP & D on December 31, 2003 was $0.0002 per share. Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this Offering from shareholders net of the offering expenses, the net book value of DP & D will be $101,243 or $0.0140 per share. Therefore, the purchasers of the Common Stock in this Offering will suffer an immediate and substantial dilution of approximately $0.0360 per share while the present stockholders of DP & D will receive an immediate and substantial increase of $0.0137 per share in the net tangible book value of the shares they hold. This will result in a 72.07% dilution for purchasers of stock in this Offering.



The following table illustrates the dilution to the purchasers of the Shares in this Offering:

                                             Assuming the sale by DP & D of:
                                                   Minimum     Maximum
                                                   Offering    Offering
                                                --------------------------
Offering price per share                             $0.05       $0.05
Net tangible book value per share per
share before offering                              $0.0002     $0.0002
Increase attributable to existing shareholders     $0.0035     $0.0137
Net tangible book value per share per
share after offering                               $0.0038     $0.0140
Per share dilution                                 $0.0462     $0.0360
Dilution %                                          92.48%      72.07%


Plan of Distribution.

Shares of Common Stock will be sold directly through the efforts of Dina L. Staheli, the sole officer and director of DP & D. DP & D believes that Dina L. Staheli is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, Dina L. Staheli is:

1.  not subject to a statutory disqualification, as that term is defined  in  section  3(a)39 of the Act, at  the  time  of  her participation; and
2.  not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
3.  not at the time of her participation an associated person of a broker or dealer; and
4.  meeting the conditions of the following
    A.  She primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and
    B. She was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and
    C. She does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

The officers and directors of DP & D may not purchase any securities in this Offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, DP & D has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if DP & D were to enter into such arrangements, DP & D will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the Offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which DP & D has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, DP & D has not identified the specific states, where the offering will be sold.
DP & D will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.


The proceeds from the sale of the Shares in this Offering will be payable to Harold P. Gewerter, Esq. Ltd. Trust Account fbo DP & D ("Escrow Account"). All subscription agreements and checks should be delivered to Harold P. Gewerter, Esq. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Escrow Account pending achievement of the Minimum Offering and no funds shall be released to DP & D until such a time as the minimum proceeds are raised. If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Escrow Agent is $500.00. (See Exhibit 99(a).)


Investors can purchase common stock in this Offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to Harold P. Gewerter, Esq., 5440 West Sahara Avenue, Suite 202, Las Vegas, NV 89146. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. Investors' failure to pay the full subscription amount will entitle
DP & D to disregard investors' subscription. Investors' subscription is not binding and will not become effective unless and until it is accepted. DP & D reserves the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once DP & D accepts a subscription, the subscriber cannot withdraw it.


Legal Proceedings.

No director, officer, significant employee, or consultant of DP &
D has been convicted in a criminal proceeding, exclusive of traffic violations.

No director, officer, significant employee, or consultant of DP &
D   has   been  permanently  or  temporarily  enjoined,   barred,
suspended, or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee, or consultant of DP &
D has been convicted of violating a federal or state securities or commodities law.

Directors, Executive Officers, Promoters and Control Persons.

Directors, Executive Officers, Promoters and Control Persons

Each of DP & D's directors is elected by the stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of the officers is appointed by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing, or compensation committees.

The following table sets forth certain information regarding executive officers and directors of DP & D as of the date of this
Prospectus:

Name and Address      Age                Position
-----------------------------------------------------------------------------
Dina L. Staheli        39    President & CEO, Secretary, Treasurer, Director


Dina L. Staheli has held her office/position since April 2001 and is expected to hold her office/position until the next annual meeting of DP & D's stockholders. At the date of this prospectus, DP & D is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.


Background of Directors, Executive Officers, Promoters and Control Persons

Dina L. Staheli, President & CEO, Secretary, Treasurer, Director, has been a freelance meeting planner for Cardinal Health (formerly Boron LePore & Associates) for the past two years. In that capacity she has been performing site inspections for upcoming meetings, carrying out pre-meeting coordination & set-up, and implementing other coordination functions. From September 1997 to May 2001, Ms. Staheli was an office manager with John M. Smales & Associates - Architecture & Planning.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of DP & D's Common Stock by all persons known by DP & D to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to DP & D's knowledge, either sole or majority voting and investment power.


Title Of   Name and Address    Position      Amount of    Percent of
 Class      of Beneficial                      shares        Class
           Owner of Shares                    held by
                                               Owner
----------------------------------------------------------------------
Common     Dina L. Staheli    President and   5,000,000      95.24%
           4251 East Melody   CEO,
           Drive              Secretary,
           Higley, AZ 85236   Treasurer,
                              Director

Common                        Executive       5,000,000      95.24%
                              Officers and
                              Directors as
                              a Group (only
                              one, as of the
                              date of this
                              prospectus)

Description of Securities.

DP & D's authorized capital stock consists of 25,000,000 shares of a single class of common stock, having a $0.001 par value.

The holders of DP & D's common stock:
* have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by DP & D's Board of Directors;
* are entitled to share ratably in all of DP & D's assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of DP & D's affairs;
* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
* are entitled to one vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of DP & D's common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of DP & D's directors.

Cash Dividends

As of the date of this Prospectus, DP & D has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of DP & D's board of directors and will depend upon DP & D's earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. It is present intention of DP & D not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in DP & D's business operations.

Reports

After this offering, DP & D will furnish its shareholders with annual financial reports certified by DP & D's independent accountants, and may, in DP & D's discretion, furnish unaudited quarterly financial reports.

Interest of Named Experts and Counsel.

None.

Disclosure   of   Commission  Position  of  Indemnification   for
Securities Act Liabilities.

Indemnification of Directors and Officers

DP & D's Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer. See Item 24 "Indemnification of Directors and Officers."

The Securities and Exchange Commission's Policy on Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Organization Within Last Five Years.


DP & D, Inc. was incorporated in Nevada on March 1, 2001 by Mr.
Paul W. Andre, President, of Savoy Financial Group, Inc., an incorporating service and registered agent in the State of Nevada. In his capacity as the registered agent of DP & D, Inc., Mr. Andre served as the initial incorporator, President, and sole member of the Board of Directors, at the request of Dina Staheli, the sole majority shareholder of DP & D, Inc. On April 20th, 2001, Mr. Andre resigned, and Dina Staheli, as the sole majority shareholder, became President, Secretary and Treasurer or DP & D, Inc.


Mr. Paul W. Andre was the initial incorporator, President, and a sole member of the Board of Directors. On April 20th, 2001, Mr. Andre resigned. Mr. Dina L. Staheli, the current President, Secretary, and Treasurer of DP & D, has held those positions since April 20th, 2001.


In April 2001, DP & D issued 5,000,000 shares of its $0.001 par value common stock to Dina L. Staheli, an officer and director, in exchange for services valued at $5,000 ($0.001 per share). Ms. Staheli's services include but are not limited to the following steps in the execution of the business plan:

1.	Corporate structuring of the company.
2.	Formulating of the business plan.
3.	Management services.
4.	Corporate services as the President, the Secretary, and the Treasurer.
5.	Hiring of outside consultants (i.e. web designers).

In August 2003, DP & D issued 250,000 shares of its $0.001 par value common stock to Harold Sciotto, the father of Dina L. Staheli, in exchange for $10,000 in cash or $0.04 per share. The business reason for the transaction was that the company was in need of startup capital in order to begin the formulation of the business plan, to purchase the domain www.itsherday.com, to complete an audit, and to begin registration to sell additional securities.


Description of Business.

A.   Business Development and Summary


DP & D was incorporated in the State of Nevada on March 1, 2001.
DP & D, a development stage company, plans to become a full-service provider of consulting services for weddings, holy unions and anniversaries. The primary market for DP & D's services will be Arizona because of the company's location and Ms. Staheli's contacts. DP & D expects to expand regionally in years three through five after commencing planned operations, with the initial focus on markets in the southwest. The exact plan of operations outlining this expansion has not yet been developed.


DP & D has yet to commence planned operations. As of the date of this Prospectus, DP & D has had only limited start-up operations and generated no revenues. DP & D believes that, if it obtains the minimum proceeds, DP & D will be able to implement its business plan and conduct business pursuant to the business plan for the next twelve months.


The company has no intention to engage in a merger or acquisition with an unidentified company.


DP & D's  administrative office is located at 4251 East  Melody
Drive, Higley, Arizona 85236, telephone (480) 396-6275.

DP & D's fiscal year end is December 31.

B.Business of Issuer

(1)  Principal Products and Services and Principal Markets


DP & D Inc. plans to become a full-service provider of consulting services for weddings, holy unions and anniversary celebrations.
DP & D will offer clients full service event package planning and implementation. DP&D will offer event packages specifically tailored to the needs of each client.

DP&D's service packages may include the following:

*	Budget planning;
*	Event venue scheduling;
*	Coordinating with wedding product/service providers (florists, caterers, hair stylists, wedding dresses, tuxedos, and wedding party attire);
*	Event entertainment scheduling;
*	Vendor confirmation;
*	Ceremony rehearsal scheduling;
*	Coordinate and manage both the ceremony and reception setup; and
*	Referrals to travel agents for exotic venue choices or honeymoon planning.

The company believes that by establishing relationships with local product/service providers will position the company to offer its customers discounts on packaged services.

The "Fantasy Weddings" displayed on the company's website are examples of different venues, or exotic locations, meant to provide customers seeking information with ideas for a unique wedding experience. The services provided to DP & D's clients will be based in part on referrals to various third parties, such as travel agencies. These third parties are unidentified at the present time.


Besides the wedding arrangements, which DP & D believes to be its major client assignments, the company may provide services for other types of events including corporate retreats, etiquette training, etc.

(2)  Distribution Methods of the Products or Services

DP&D plans to utilize a number of strategies and programs to position DP&D as the definitive resource for wedding planning and information.

The company's sales strategy will be based on the following elements:


First Six Months after Commencing Business Operations:

*	Developing affiliate relationships with third party
        service providers.

The initial focus will be on building relationships with 3rd parties that allow DP & D to offer our customers access to multiples service providers from one location. This arrangement will provide 3rd parties with additional visibility and the opportunity for additional revenue. DP & D would like to offer affiliates an opportunity to realize value in becoming an affiliate of DP & D, before negotiating a contract for pass-through revenues generated through DP & D's website.

*	Lead generation through online business listing, search
        engine placement and submission strategies, and guaranteed traffic driving services offered by Microsoft bCentral.

Website traffic may also be increased by placing direct URL links to DP & D from the websites of our local affiliate partners. DP & D currently does not have any material contracts and/or affiliations with third parties. DP & D expects to build affiliations in the first six months after the completion of this offering.

The company's limited prototype website is currently operational
(www.itsherday.com). DP & D has no intention to charge a fee for its use. It will be used as an advertising medium, and eventually, as a contact and gift registry.

DP & D is currently looking into affiliate relationships that could be instrumental in driving Internet traffic to the DP & D Website, and offer our customers access to multiple service providers in one location. DP & D expects to build affiliations in the first six months after completion of the offering. DP & D will offer affiliate partners an opportunity to display a link on the Company's website, and vice versa, for a limited time period without requesting pass-through revenue, in an effort to build relationships with potential affiliates and service providers.

The Company currently does not have material contracts and/or affiliations with third parties, and has not identified specific affiliate partners at this time. DP & D does not expect to generate revenue directly from the Website in the initial six months. There is no assurance of when, if ever, the company will derive revenues from these affiliate partners.

*	Word of mouth referrals.

Additional strategies that the Company may choose to implement in the first 12 months after commencing operations are dependent on the Company raising more than the minimum from this offering. Additional strategies DP & D is exploring are:

*	Enhancing the appearance of the DP & D Website with graphics and increasing the interactive applications, including adding service features such as the gift registry application.

The gift registry application on the DP & D Website is not a gift store. DP & D will not sell the gifts on our site. DP & D plans to provide customers with direct hyperlinks to the third party online stores where these items are sold.

Through further Website development, DP & D's site will allow individuals to browse products from affiliated online merchants, and create a personal gift registry account. Individuals can view or purchase gifts listed in selected personal registries by clicking on the link to the third party online store, or they can use the application as a search engine for gift ideas.

*	Pursuing advertising in print publications including the local yellow pages, and related industry publications.

*	Securing space in regional trade shows and related events.

(3)  Status of any announced new product or service

Not applicable.

(4)  Industry background and competition

The market needs for wedding planning services are strongly shaped by the customers' desire to have a perfectly planned and executed wedding ceremony. Weddings are major milestone events and consumers tend to allocate significant budgets to their weddings and related purchases. Although both major customer segments - brides-and-groom couples and family members - typically plan and budget for the wedding ceremony as far as a year or more in advance, they often realize that they cannot make all the necessary preparations by themselves in a cost effective manner. Strongly affected by the established social values, such customers seek professional advice to ensure that all the important aspects of the wedding ceremony meet or exceed perceived expectations.

Planning a wedding can be a stressful and confusing process. Engaged couples must make numerous decisions and expensive purchases. A typical wedding requires decisions and planning relating to bridal registries, invitations, wedding gowns and wedding party attire, wedding rings, photographers, music, caterers, flowers and honeymoons. In addition to the number of decisions faced by engaged couples, the fixed date and the emotional significance of the event intensify the stress. For the majority of engaged couples, the process of planning a wedding is an entirely new one. They do not know where to find the necessary information and services, how much services or goods should cost or when decisions need to be made. Thus, DP&D believes, today's to-be-weds are seeking reliable resources and information to assist in their planning and purchase decisions.

The wedding market is highly fragmented and wedding resources are widely dispersed. Traditionally, to-be-weds have relied upon many different resources when planning their weddings, including family and friends, bridal magazines, books, bridal registries, wedding consultants and travel agents. Because the traditional providers of wedding resources are single-service/product focused, to-be-weds must manage multiple providers. Consequently, to-be-weds find wedding planning to be stressful, time consuming and inconvenient.

Seeking information and ideas, most engaged couples turn to bridal magazines for assistance. Many couples, however, may find that the sheer volume of gown ad pages, scarcity of editorial content, the lack of organization of these magazines and their infrequent publishing schedules make them an inefficient and insufficient source of timely and relevant wedding planning information.

DP&D believes that the principal competitive factors in the wedding planning market are convenience, ease of use, information, quality of service and products, customer affinity and loyalty, reliability and selection. Competition may intensify as a result of industry consolidation and a lack of substantial barriers to entry in the market.

(5) Sources and availability of raw materials and the names of principal suppliers


NONE.


(6)   Customers

DP&D believes that its services would appeal to brides, grooms, and other family members seeking to delegate tedious planning tasks to a professional consultant. DP&D might also be helpful for prospective event guests, who might need assistance with gift ideas, etiquette tips, etc.

DP & D does not have an established client base. At this time, DP & D does not anticipate that its business will depend disproportionately on any particular client or a group of clients. Of this, however, there can be no assurance.

(7)  Intellectual Property

DP   &  D  does  not  have  any  patents,  trademarks,  licenses, franchises, concessions or royalty agreements.

(8)  Need for Government Approval

None.

(9)  Effect of existing or probable government regulations

DP & D is not aware of any existing or probable government regulations that would have a material effect on its business.

(10) Amount spent during each of the last two fiscal years on research and development

Not applicable.

(11) Costs and effects of compliance with environmental laws

Not applicable.

(12) Number of total employees and number of full time employees.


DP & D is currently in the development stage. During the development stage, DP & D plans to rely exclusively on the services of its sole officer and director to set up its business operations. Currently, only Dina L. Staheli, President & CEO is involved in DP & D business on a full time basis. There are no other full-or part-time employees. DP&D may hire an additional wedding consultant in the next year. If hired, the employee in this position will work full time.


C.Reports to Security Holders

(1) After this offering, DP & D will furnish its shareholders with audited annual financial reports certified by DP & D's independent accountants, and may, in DP & D's discretion, furnish unaudited quarterly financial reports.

(2) After this offering, DP & D will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

(3) The public may read and copy any materials DP & D files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site (http://www.sec.gov).

Management's Discussion and Plan of Operation.

This  section  must  be  read  in conjunction  with  the  Audited
Financial Statements included in this Prospectus.

A.Management's Discussion

DP  & D was incorporated in the State of Nevada on March 1, 2001.
DP  &  D is a startup and has not yet realized any revenues.   To
date, DP & D has:


*   recruited  and  retained its sole officer and director; and
*   developed a business plan.


In the initial approximately thirty four month operating period from March 1, 2001 (inception) to December 31, 2003, DP & D generated no revenues while incurring $13,757 in expenses. This resulted in a cumulative net loss of $13,757 for the period, which was equivalent to ($0.00) per share. The cumulative net loss was attributable solely to the costs of start-up operations.


B.Plan of Operation


DP&D's objective is to establish itself as a reliable resource providing comprehensive wedding planning packages, information, and referrals to offer our customers a wide range of products and services. Two key objectives of DP&D's business strategy are as follows:

*	Become a full-service provider of wedding resources.
        DP&D plans to facilitate the wedding planning process by providing what it believes will be one of the most comprehensive packages of services. As DP&D develops, it intends to continue expanding the services it offers by establishing relationships with a wide range of local product and service providers.

*	Capitalize on multiple revenue opportunities.  DP&D believes that it will be able to generate multiple revenue streams.
        The primary revenue stream will come from fees from wedding planning services. Our primary focus will be on couples actively seeking information and making purchase decisions. However, in the future - if DP&D is successful at establishing such relationships or arrangements with various product and service providers - DP&D may also benefit from revenue-sharing with local wedding vendors, such as photographers, caterers and florists. DP&D may pursue other revenue opportunities, as appropriate, in connection with the needs of today's engaged and newly married couples.


DP&D's research has shown that customers anticipate the complete wedding consulting services to be expensive and they budget accordingly. Competitive analysis conducted by DP&D has shown that there are over 100 companies currently offering some sort of wedding planning services in the area. However, the majority of the incumbent competitors offer only a limited line of services like catering, flower arrangements, or gifts.

Ms. Staheli personally researched approximately 100 different wedding consultants and meeting planning companies. In particular, the sample included approximately 21 wedding consulting companies listed in the Phoenix Yellow Pages. Ms. Staheli also studied several websites, including the following:

                www.aperfectweddingbysuzy.com
                www.bbsoccasions.com
                www.myphoenixwedding.com

Ms. Staheli found that most of the companies were small - frequently family-owned businesses. Most of the websites were limited in interactive capabilities and listed little information. Using funds allocated to Website development in the Use of Proceeds section, DP & D will enhance and develop their current Website with additional content including graphics, information, and interactive applications, as well as developing a wide range of affiliate links to products and services and a gift registry section, during the first and second year of operations. Once the client has employed DP & D, the company will assist the client with accessing product and service information through affiliate links on DP & D's website www.itsherday.com. The Company currently does not have material contracts and/or affiliations with third parties, and has not identified specific affiliate partners at this time. DP & D does not expect to generate revenue directly from the Website in the initial six months. There is no assurance of when, if ever, the company will derive revenues from these affiliate partners. Such capability seemed to be unavailable on the analyzed websites.

By aggregating a complete range of wedding services under one roof, DP & D will offer its customers the ease of one-stop shopping with potential budget savings.

In the initial six months following this offering, DP&D promotional strategy will focus on increasing Website visibility and driving traffic to the site through anticipated affiliate links, and search engine placement and submission strategies. DP & D plans to expand promotion of its services to potential customers in the first twelve months via print advertising in the Yellow Pages and related industry publications. Among other uses of funds, DP&D plans to invest a portion of the proceeds from this offering into computer equipment, website development, and contact/customer relationship management software.

The company's key success milestones in the first six months after commencing operations are:

*	Website Development
	o	Adding graphic and informational content
	o	Identify potential affiliate partners that provide related
	        products and services
		*	Once the affiliates have been identified and
		accepted, direct URL links to affiliate Websites must be added to DP & D's Website (www.itsherday.com).

*	Internet Marketing
	o	Purchase an online business listing
	o	Utilize search engine placement and keyword submission
	optimization services to increase the visibility of the Website
	to our target market.
	o	Utilize "Guaranteed Traffic Banner Advertising" to generate
	a specific number of visits to our Website by individuals in our target market

*	Establishing personal relationships with local providers of related
	products and services through local networking events, or walk in introductions.

Key success milestones in the first 12 months after commencing operations are:

*	Additional Website Development
	o	Increasing the number of interactive applications on DP & D's
	Website (www.itsherday.com).
	o	Direct URL Links to our affiliate partners who offer an
	online catalog of their products and/or services
	o	Developing the Gift Registry application
	o	Installing and integrating the application into DP & D's
	Website

*	Marketing to our target market by print advertising in the yellow pages, and related industry publications

*	Explore the viability of enlisting the services of a public relations firm to further increase our visibility and begin to build brand recognition.

*	Local trade shows to solicit customers and network with local product/service providers.


DP & D believes that the net proceeds of the Minimum Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months. The table below illustrates the financing needs and anticipated sources of funds for the elements of DP & D business plan that constitute top priorities. Each material event or step (milestone) listed in the table below will be required until revenues are generated. These milestones are expected to be in place in the first six months after funding.



	                     Use of Proceeds Line Item	 Minimum Offering   Maximum Offering
                             ---------------------------------------------------------------
Enhancement of
www.itsherday.com web site     Website Development	      $2,000	        $10,000

Promotion of services by
print brochures and
net-working with local
service providers                Working Capital              $3,790	        $19,790

Advertising using online
services aimed at increasing
website visibility and              Marketing	              $1,000            $10,000
driving traffic to the site

DP & D's website www.itsherday.com is operational in a limited prototype form. The initial goal for the website - in addition to its functionality as an online communication medium - is to build brand recognition via an effective internet promotional campaign. Presently, DP & D is researching promotional mailing companies, advertising and public relations firms that might help DP & D in the process.

DP & P currently does not have any material contracts and or affiliations with third parties. DP & D expect to build affiliations in the first six months after the completion of the offering.

No alternative sources of funds are available to the company in the event it does not have adequate proceeds from this offering. DP & D believes that it can maintain its corporate existence for the next twelve months even without the proceeds of this offering. However, in that case DP & D will not be able to commence its planned operations.


Depending on the outcome of this offering, DP & D foresees one of the following basic scenarios:

*	If DP & D raises only the minimum of $20,000.00 in this
        offering, then DP & D believes it will be able to execute its business plan adequately and operate as a going concern.
        DP & D expects to generate revenue (in the form of wedding deposits) in the first 4 months of operation from the date the first funds are received from escrow. DP & D believes that using a minimum of $2,000 for web development will be satisfactory to get and keep the site totally operational over the next twelve months. The site will be fully functional but have limited graphic appearance and depth. The web pages and descriptions will be brief with efforts focusing on adding third party links, and affiliate features on the website. DP & D working capital as addressed in use of proceeds will be kept at a minimum.

The minimum of $1,000 allocated for marketing will be focused on online advertising and increasing Website exposure and traffic. DP & D has identified a handful of online advertising products offered by Microsoft bCentral that fit our allocated budget and support the business goals and objectives in the event only the minimum is raised in this offering. Although a plan of operations has not been developed dedicating the funds to any specific software/service(s), some of the services the Company is considering are "Guaranteed Traffic Banner Advertising", "Site Optimization and Search Engine Submissions", and an "Online Business Listing", all of these products are offered by Microsoft bCentral.

In the event only the minimum is raised, the Company will rely on Ms. Staheli's management experience, and experience in coordinating and carrying out successful event planning. DP & D feels it will be able to contract for wedding services on a limited basis. Because some of these items will be funded from working capital, utilizing third party contractors until DP & D is fully operational. The growth of DP & D will be minimal and it could be difficult for DP & D to expand and grow.

*	In the event DP & D raises $50,000, 50% of the maximum offering,
	DP & D expects to generate revenue (in the form of wedding deposits) in the first 4 months of operation from the date the first funds are received from escrow. Also the management may move immediately to implement promotional mailing campaigns, engagement of public relations firms as management sees fit. Management will use $3,000.00 of the $5,000.00 allocated for marketing to further explore and implement additional online marketing efforts as well as print ads designed specifically for placement in industry and related publications. The remaining $2,000 will be kept in reserve for unforeseen expenses and/or opportunities. Management will use $5,000.00 of the $10,000.00 allocated for Website development & Maintenance to enhance the graphic appearance and increase the interactive features. The remaining $5,000 will be kept in reserve for unforeseen expenses and/or opportunities. Growth of the company should not be adversely impacted. In the event sufficient sales are not generated in the first 6 to 8 months, the company's growth could be slower than anticipated.

*	In the event DP & D raises $75,000, 75% of the maximum offering,
	DP & D expects to generate revenue (in the form of wedding deposits) in the first 4 months of operation from the date the first funds are received from escrow. Management will use $5,000.00 of the $7,500.00 allocated for marketing to move immediately to implement promotional mailing campaigns, engagement a public relations firms and explore further widespread marketing efforts. The remaining $2,500 will be kept in reserve for unforeseen expenses and/or opportunities. Management will use $5,000.00 of the $10,000.00 allocated for Website development & Maintenance to implement further affiliate programs, and develop interactive applications on the website. The remaining $5,000 will be kept in reserve for unforeseen expenses and/or opportunities. This funding level should be more than sufficient to execute the business plan and growth strategy in full. Growth of the company should not be adversely impacted at this level of funding.

*	In the event DP & D raises the maximum of $100,000.00, DP & D expects
	to generate revenue (in the form of wedding deposits) in the first
	4 months of operation from the date the first funds are received from escrow. Management will use $7,000.00 of the $10,000.00 allocated for marketing to move immediately to implement promotional mailing campaigns, engagement a public relations firms implement widespread marketing efforts individually as management sees fit. The remaining $3,000 will be kept in reserve for unforeseen expenses and/or opportunities. Management will use $7,000.00 of the $10,000.00 allocated for Website development & Maintenance to fund the advanced technical features (better graphic, streaming video features, and interactive applications). The remaining $3,000 will be kept in reserve for unforeseen expenses and/or opportunities. This funding level should be more than sufficient to fully execute the Company's business plan and growth strategy.

Description of Property.

DP & D's  uses office space at 4251 East Melody Drive,  Higley,
Arizona 85236. Dina L. Staheli, a director and shareholder, is providing the office space at no charge to DP & D.

Certain Relationships and Related Transactions.

In April 2001, DP & D issued 5,000,000 shares of its $0.001 par value common stock to Dina L. Staheli, an officer and director, in exchange for services valued at $5,000 ($0.001 per share). In August 2003, DP & D issued 250,000 shares of its $0.001 par value common stock to Harold Sciotto, the father of Dina L. Staheli, in exchange for $10,000 in cash or $0.04 per share.

DP & D uses office space and services provided without charge by Dina L. Staheli, a director and shareholder.

Market for Common Equity and Related Stockholder Matters.

Market Information

As of the date of this Prospectus, there is no public market in DP & D's Common Stock.

As of the date of this Prospectus,
* there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of DP & D;
* 5,000,000 shares of Common Stock of DP & D held by Dina L. Staheli currently could be sold pursuant to and subject to quantitative restrictions of Rule 144 under the Securities Act. There is no stock that DP & D agreed to register for sale;
* in the future, all 5,250,000 shares of Common Stock not registered under this Prospectus will be eligible for sale pursuant to Rule 144 under the Securities Act; and
* other than the stock registered under this Prospectus, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this Prospectus, DP & D has approximately 5,250,000 shares of $0.001 par value common stock issued and outstanding held by approximately two (2) shareholders of record DP & D's Transfer Agent is Madison Stock Transfer, Inc., P.O. Box 145, Brooklyn, NY 11229, phone (718) 627-4453.

Dividends

DP & D has never declared or paid any cash dividends on its common stock. For the foreseeable future, DP & D intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including DP & D's financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

Executive Compensation.

                 SUMMARY COMPENSATION TABLE ($)

                                   Annual            Long Term
                                Compensation       Compensation
       (a)            (b)    (c)     (d)   (e)          (f)
Name and Principal   Year   Salary  Bonus  Other  Restricted Stock
    Position                                          Awards

Dina L. Staheli      2002     0       0     0            0
President & CEO
Secretary,
Treasurer,
Director
                     2001     0       0     0          5,000
                     2000    na      na    na           na


There are no existing or planned option/SAR grants.

DP & D does not have an employment agreement with Dina L.Staheli.

The proceeds of this offering may not be used to make loans to officers, directors and affiliates.

Financial Statements.

a)   Audited Financial Statements.







                           DP&D, Inc.
                  (A Development Stage Company)

                         Balance Sheets
                              as of
                        August 31, 2003,
                   December 31, 2002 and 2001

                               and

                    Statement of Operations,
                    Stockholders' Equity, and
                           Cash Flows
                      for the periods ended
           August 31, 2003, December 31, 2002 and 2001
                               and
                         for the period
                March 1, 2001 (Date of Inception)
                             through
                         August 31, 2003

                        TABLE OF CONTENTS


                                          PAGE

Independent Auditors Report                1

Balance Sheets                             2

Statements of Operations                   3

Statements of Stockholders' Equity         4

Statements of Cash Flows                   5

Footnotes

                    Beckstead and Watts, LLP
Certified Public Accountants
                                          3340 Wynn Road, Suite B
                                              Las Vegas, NV 89102
                                                     702.257.1984
                                               702.362.0540 (fax)

                  INDEPENDENT AUDITORS' REPORT


Board of Directors
DP&D, Inc.

We have audited the Balance Sheet of DP&D, Inc. (the "Company") (A Development Stage Company), as of August 31, 2003 and December 31, 2002 and 2001, and the related Statement of Operations, Stockholders' Equity, and Cash Flows for the periods then ended and for the period March 1, 2001 (Date of Inception) to August 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DP&D, Inc. (A Development Stage Company) as of August 31, 2003 and December 31, 2002 and 2001, and the results of its operations and cash flows for the periods then ended, and for the period March 1, 2001 (Date of Inception) to August 31, 2003, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Beckstead and Watts, LLP
----------------------------
October 8, 2003





                            -24-  F1






                           DP&D, Inc.
                  (a Development Stage Company)
                         Balance Sheets

                                                   August 31,   December 31,
                                                      2003     2002     2001
                                                   --------  --------  -------
Assets

Current assets:
 Cash                                              $  9,360  $     -   $    -
                                                   --------  --------  -------
   Total current assets                               9,360        -        -
                                                   --------  --------  -------

                                                   $  9,360  $     -   $    -
                                                   ========  ========  =======
Liabilities and Stockholders' Equity

Current liabilities:                               $      -  $     -   $    -
                                                   --------  --------  -------
Stockholders' equity:
 Common stock, $0.001 par value, 25,000,000 shares
  authorized, 5,250,000, 5,000,000 and 5,000,000
  shares issued and outstanding as of 8/31/03,
  12/31/02 and 12/31/01, respectively
                                                      5,250    5,000    5,000
 Additional paid-in capital
                                                      9,750        -        -
 (Deficit) accumulated during development stage      (5,640)  (5,000)  (5,000)
                                                   --------  --------  -------
                                                      9,360        -        -
                                                   --------  --------  -------
                                                   $  9,360  $     -   $    -
                                                   ========  ========  =======

 The accompanying notes are an integral part of these financial statements.





                            -25-  F2





                           DP&D, Inc.
                  (a Development Stage Company)
                    Statements of Operations

                                                                                                        March 1, 2001
                                                      For the eight months ended  For the years ended   (Inception) to
                                                              August 31,              December 31,        August 31,
                                                          2003        2002         2002        2001          2003
                                                      ----------  ----------   ----------  -----------   ------------

Revenue                                                 $     -   $       -    $       -   $        -    $        -
                                                      ----------  ----------   ----------  -----------   ------------
Expenses:
 General and administrative expenses                        640           -            -            -           640
 Executive compensation - related party                       -           -            -        5,000         5,000
                                                      ----------  ----------   ----------  -----------   ------------
  Total expenses                                            640           -            -        5,000         5,640
                                                      ----------  ----------   ----------  -----------   ------------

Net (loss)                                              $  (640)  $       -    $       -   $   (5,000)   $   (5,640)
                                                      ==========  ==========   ==========  ===========   ============
Weighted average number of
 common shares outstanding - basic and fully diluted  5,288,066   5,000,000    5,000,000    4,183,007
                                                      ==========  ==========   ==========  ===========
Net (loss) per share - basic and fully diluted          $ (0.00)  $       -    $       -   $    (0.00)
                                                      ==========  ==========   ==========  ===========


 The accompanying notes are an integral part of these financial statements.






                            -26-  F3






                           DP&D, Inc.
                  (a Development Stage Company)
                Statement of Stockholders' Equity

                                                               (Deficit)
                                                               Accumulated
                                 Common Stock      Additional    During         Total
                                                   Paid-in     Development   Stockholders'
                               Shares     Amount   Capital       Stage          Equity
                              ---------  --------  ---------    ---------     ----------

April 2001
 Issued for services          5,000,000  $  5,000   $     -     $      -      $  5,000


Net (loss)
 March 1, 2001
 (Inception) to
 December 31, 2001                                                (5,000)       (5,000)

                              ---------  --------  ---------    ---------     ----------
Balance, December 31, 2001    5,000,000     5,000         -       (5,000)            -


Net (loss)
 For the year ended
 December 31, 2002                                                     -             -

                              ---------  --------  ---------    ---------     ----------
Balance, December 31, 2002    5,000,000     5,000         -       (5,000)            -

August 2003
 Issued for cash                250,000       250     9,750                     10,000

Net (loss)
 For the period ended
 August 31, 2003                                                    (640)         (640)
                              ---------  --------  ---------    ---------     ----------

Balance, August 31, 2003      5,250,000  $  5,250   $ 9,750     $ (5,640)     $  9,360
                              =========  ========  =========    =========     ==========


 The accompanying notes are an integral part of these financial statements.





                            -27-  F4





                           DP&D, Inc.
                  (a Development Stage Company)
                    Statements of Cash Flows

                                                                                                        March 1, 2001
                                                      For the eight months ended  For the years ended   (Inception) to
                                                              August 31,              December 31,        August 31,
                                                          2003        2002         2002        2001          2003
                                                      ----------  ----------   ----------  -----------   ------------

Cash flows from operating activities

Net (loss)                                             $   (640)   $      -     $      -    $  (5,000)    $  (5,640)
 Shares issued in exchange for services                       -           -            -        5,000         5,000
Net cash (used) by operating activities                    (640)          -            -            -          (640)

Cash flows from financing activities
 Issuances of common stock                               10,000           -            -            -        10,000
Net cash provided by financing activities                10,000           -            -            -        10,000

Net increase in cash                                      9,360           -            -            -         9,360
Cash - beginning                                              -           -            -            -             -
Cash - ending                                          $  9,360    $      -     $      -    $       -     $   9,360

Supplemental disclosures:
 Interest paid                                         $      -    $      -     $      -    $       -     $       -
 Income taxes paid                                     $      -    $      -     $      -    $       -     $       -

Non-cash transactions:
 Shares issued for services                            $      -    $      -     $      -    $   5,000     $   5,000
 Number of shares issued for services                         -           -            -    5,000,000     5,000,000



 The accompanying notes are an integral part of these financial statements.






                            -28-  F5






                           DP&D, Inc.
                  (a Development Stage Company)
                              Notes
Note 1 - History and organization of the company

The Company was organized March 1, 2001 (Date of Inception) under the laws of the State of Nevada, as DP&D, Inc. The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company. The Company was initially authorized to issue 25,000,000 shares of its $0.001 par value common stock.

Note 2 - Accounting policies and procedures

Cash and cash equivalents
The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of August 31, 2003, December 31, 2002 and 2001.

Impairment of long-lived assets
Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at August 31, 2003, December 31, 2002 and 2001.

Revenue recognition
The Company reports revenue as invoiced upon completion of wedding consulting services rendered.

Advertising costs
The Company expenses all costs of advertising as incurred. There were no advertising costs included in selling, general and administrative expenses in 2003, 2002 or 2001.

Loss per share
Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. The Company had no dilutive common stock equivalents, such as stock options or warrants as of August 31, 2003, December 31, 2002 and 2001.

Reporting on the costs of start-up activities
Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.






                            -29-  F6






                           DP&D, Inc.
                  (a Development Stage Company)
                              Notes
Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2003, December 31, 2002 and 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash. Fair values were assumed to approximate carrying values for cash because they are short term in nature and their carrying amounts approximate fair values.

Income Taxes
Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable on the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Segment reporting
The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Dividends
The  Company has not yet adopted any policy regarding payment  of
dividends.   No  dividends  have  been  paid  or  declared  since
inception.

Recent pronouncements
In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF No. 94-3, a liability for an exit cost was recognized at the date of an entity's commitment to an exit plan. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. The provisions of SFAS No. 146 will be adopted for exit or disposal activities that are initiated after December 31, 2002.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS No. 123." This Statement amends SFAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The adoption of SFAS No. 148 is not expected to have a material impact on the company's financial position or results of operations.






                            -30-  F7






                           DP&D, Inc.
                  (a Development Stage Company)
                              Notes
In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others", an interpretation of FIN No. 5, 57 and 107, and rescission of FIN No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others". FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after August 31, 2003; while, the provisions of the disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The company believes that the adoption of such interpretation will not have a material impact on its financial position or results of operations and will adopt such interpretation during fiscal year 2003, as required.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities", an interpretation of Accounting
Research Bulletin No. 51. FIN No. 46 requires that variable interest entities be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. FIN No. 46 also requires disclosures about variable interest entities that companies are not required to consolidate but in which a company has a significant variable interest. The consolidation requirements of FIN No. 46 will apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements will apply to entities established prior to January 31, 2003 in the first fiscal year or interim period beginning after June 15, 2003. The disclosure requirements will apply in all financial statements issued after January 31, 2003. The company will begin to adopt the provisions of FIN No. 46 during the first quarter of fiscal 2003.

Stock-Based Compensation
The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternative of SFAS No. 123, "Accounting for Stock-Based Compensation." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by SFAS No. 123.

Year end
The Company has adopted December 31 as its fiscal year end.

Note 3 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred a net loss of $5,640 for the period from March 1, 2001 (inception) to August 31, 2003, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

These  conditions  raise substantial doubt  about  the  Company's
ability   to  continue  as  a  going  concern.   These  financial
statements do not include any adjustments that might arise from this uncertainty.





                            -31-  F8






                           DP&D, Inc.
                  (a Development Stage Company)
                                                            Notes
Note 4 - Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

                 U.S federal statutory rate      (34.0%)

                 Valuation reserve                34.0%
                                                ----------
                            Total                    -%
                                                ----------

As of December 31, 2002, the Company has a net operating loss carry forwards as follows:

   Year         Amount     Expiration
 --------     ---------   ------------
   2001         $5,000        2021
   2002         $    -        2022

Note 5 - Stockholders' equity

The Company is authorized to issue 25,000,000 shares of its $0.001 par value common stock.

On  April  20, 2001, the Company issued 5,000,000 shares  of  its
$0.001 par value common stock as founders' shares to its sole officer and director in exchange for services rendered in the amount of $5,000.

On  August  25,  2003, the Company issued 250,000 shares  of  its
$0.001 par value common stock to a family member of the sole officer and director in exchange for cash in the amount of $10,000.

As of August 31, 2003, there have been no other issuances of common stock.

Note 6 - Warrants and options

As of August 31, 2003, December 31, 2002 and 2001, there were no warrants or options outstanding to acquire any additional shares of common stock.

Note 7 - Related party transactions

On  April  20, 2001, the Company issued 5,000,000 shares  of  its
$0.001 par value common stock as founders' shares to its sole officer and director.

On  August  25,  2003, the Company issued 250,000 shares  of  its
$0.001 par value common stock to a family member of the sole officer and director.





                            -32-  F9





                           DP&D, Inc.
                  (a Development Stage Company)
                              Notes
The  Company  does not lease or rent any property.  Office  space and services are provided without charge by a director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.






































                            -33-  F10





 Changes In and Disagreements With Accountants on Accounting and
                      Financial Disclosure.

None.

              Dealer Prospectus Delivery Obligation
Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

         PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

DP & D's Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer. DP & D indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at DP & D's request as one of its officers or directors. DP & D may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of DP & D's directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, DP & D's best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered. DP & D has agreed to pay all costs and expenses relating to the registration of its common stock. All amounts are estimated.

SEC Registration Fee                   $10
Escrow Fee                            $500
EDGAR Conversion Fees               $1,500
Blue Sky Qualification Fees           $250
and Expenses
Accounting Fees and Expenses        $1,500
Legal Fees and Expenses             $4,000
Printing and Engraving                $200
Miscellaneous                         $250
Total                            $8,210.00

Recent Sales of Unregistered Securities.

In April 2001, DP & D issued 5,000,000 shares of its $0.001 par value common stock to Dina L. Staheli, an officer and director, in exchange for services valued at $5,000 ($0.001 per share). That sale of stock by DP & D did not involve any public offering or solicitation. At the time of the issuance, Dina L. Staheli was in possession of all available material information about DP & D. Also, Dina L. Staheli had a degree of financial sophistication, which allowed her to make an independent assessment of the investment merits of DP & D. On the basis of these facts, DP & D claims that the issuance of stock to Dina L. Staheli was qualified for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In August 2003, DP & D issued 250,000 shares of its $0.001 par value common stock to Harold Sciotto, the father of Dina L. Staheli, in exchange for $10,000 in cash or $0.04 per share. That sale of stock by DP & D did not involve any public offering or solicitation. At the time of the issuance, Harold Sciotto was in possession of all available material information about DP & D. Also, Harold Sciotto had a degree of financial sophistication, which allowed him to make an independent assessment of the investment merits of DP & D. On the basis of these facts, DP & D claims that the issuance of stock to Harold Sciotto was qualified for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

Exhibits.

Exhibit           Name and/or Identification of Exhibit
 Number

   3.    Articles of Incorporation & By-Laws
         (a) Articles of Incorporation of DP & D, Inc. filed on March 1, 2001. Previously filed with the SEC as an exhibit to the Registration Statement on Form SB-2, filed on October 22, 2003.
         (b) Bylaws of DP & D, Inc. adopted on April 20, 2001. Previously filed with the SEC as an exhibit to the Registration Statement on Form SB-2, filed on October 22, 2003.
   5.    Opinion on Legality
         Attorney Opinion Letter.

  23.    Consent of Experts and Counsel
         a) Consent of Counsel, incorporated by reference to
         Exhibit 5 of this filing.
         b) Consent of Independent Auditor.

  99.    Other Exhibits
         a) Escrow Agreement. Previously filed with the SEC as an exhibit to the Registration Statement on Form SB-2, filed on October 22, 2003.
         b) Subscription Agreement.

Undertakings.

In this Registration Statement, DP & D is including undertakings required pursuant to Rule 415 of the Securities Act.

Under Rule 415 of the Securities Act, DP & D is registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and
(b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based  on  the above-referenced facts and in compliance with  the
above-referenced   rules,   DP  &  D   includes   the   following
undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration
  Statement:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the
     information   set  forth  in  the  Registration   Statement.
     Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Higley, State of Arizona on May 4, 2004.

                          DP & D, Inc.
                        ----------------
                          (Registrant)

            By: /s/ Dina L. Staheli, President & CEO
                -------------------


In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

     Signature               Title                  Date
   ------------             -------               ---------

/s/ Dina L. Staheli     President & CEO,      May 4, 2004
-------------------        Secretary,
                      Treasurer, Director
  Dina L. Staheli


/s/ Dina L. Staheli   Principal Financial     May 4, 2004
-------------------         Officer
  Dina L. Staheli

/s/ Dina L. Staheli   Principal Accounting    May 4, 2004
-------------------         Officer
  Dina L. Staheli